Exhibit 99.1
ViaSat Acquires Intelligent Compression Technologies
IP data acceleration technologies will complement ViaSat networking products
Carlsbad, CA — February 20, 2007 — ViaSat Inc. (Nasdaq:VSAT), a producer of innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location, has acquired privately-held Intelligent Compression Technologies Inc. (ICT). ICT provides corporations, internet service providers (ISPs), and satellite/wireless carriers with patented data compression techniques, advanced transport protocols, and application optimization to substantially increase the speeds of either narrowband or broadband terrestrial, wireless, or satellite services.
     Terms of the transaction include an initial purchase price of approximately $20 million (comprised of approximately $6.5 million of cash and approximately 416,727 shares of ViaSat common stock) and additional consideration of up to $34.3 million to be paid in cash and/or stock based on ICT meeting certain financial performance targets over the next two years. The acquisition is expected to have no material impact to ViaSat non-GAAP (pro forma) earnings during the next twelve months. However, ViaSat has not completed its valuation analysis and, accordingly, has not determined the impact to GAAP earnings.
     “This acquisition complements virtually all of our satellite and data link networks with leading edge compression and acceleration technologies,” said Mark Dankberg, ViaSat chairman and CEO. “We’ve found that the ICT Accelenet family of products substantially speeds web browsing and accelerates leading office applications, while simultaneously reducing network congestion. These benefits can extend to any of our consumer, enterprise, or government customers.”
     “ViaSat has a technology and business culture where our business and people can thrive, and there are many opportunities for us to successfully grow our business while also applying our talents to give ViaSat products an additional advantage in the marketplace,” said Michael Slygh, president of ICT.
     Intelligent Compression Technologies is a privately-held company based in Quincy, Massachusetts. ICT began as a supplier of data compression software which was embedded into software products of licensees including industry leading tier one software and solution providers for accelerating traffic over wired and wireless networks. The company’s primary product, AcceleNet™, is a WAN/wireless data acceleration product that optimizes Web and email applications over slow or long-latency data links.
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ViaSat News	2
About ViaSat (www.viasat.com)
     ViaSat produces innovative satellite and other communication products that enable fast, secure, and efficient communications to any location. The Company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies to the U.S. government; and is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services. The company’s three wholly owned subsidiaries, US Monolithics, Efficient Channel Coding, and Enerdyne Technologies Inc., design and produce complementary products such as monolithic microwave integrated circuits, DVB-S2 satellite communication components, and video data link systems. ViaSat has locations in Carlsbad, CA, and Duluth, GA, along with its Comsat Laboratories division in Germantown, MD. Additional field offices are located in Boston, MA, Baltimore, MD, Washington DC, Australia, China, India, Italy, and Spain.
Safe Harbor Statement
     Portions of this release, particularly statements about the performance and deliveries of ViaSat products and technology, may contain forward-looking statements regarding future events and are subject to risks and uncertainties. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially, including but not limited to: contractual problems, product defects, manufacturing issues or delays, regulatory issues, technologies not being developed according to anticipated schedules, or that do not perform according to expectations; and increased competition and other factors affecting the telecommunications industry generally. The Company refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in the Company’s Form 10-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Comsat Labs and Comsat Laboratories are tradenames of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation. All additional products are trademarks of their respective owners.